Exhibit 10.4

Form of Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of              , 20     , between ServiceMaster Global Holdings, Inc., a Delaware corporation, and the employee whose name appears on the signature page hereof, is being entered into pursuant to the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1.                                          Grant of Options.

(a)                                                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                                                 Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.                                          Vesting and Exercisability.

(a)                                                 Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement or in the Employment Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

(b)                                                 Discretionary Acceleration.  The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                                  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.                                          Termination of Options.

(a)                                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                                 Early Termination.  Except as otherwise provided in the Employment Agreement, if the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Employee following the effective date of a termination of employment (the “Covered Options”) shall remain exercisable until the first to occur of (i) the three-month anniversary of the effective date of the Employee’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the one-year anniversary in the case of a Special Termination or a retirement from active service on or after the Employee reaches normal retirement age, (iii) the Normal Termination Date or (iv) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.                                          Manner of Exercise.

(a)                                                 General.  Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least fifteen (15) business days’ prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit.  Any shares acquired upon exercise of Options prior to a Public Offering shall be subject to the Employee Stock Subscription Agreement attached as an exhibit to the Employment Agreement.  Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                                 Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied, or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any guarantee, financing or security agreement entered into by the Company or any Subsidiary from time to time.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.  Except where prohibited by applicable law, the Normal Termination Date of any Option that may not be exercised pursuant to this Section 4(b) shall be extended for a period of time equal to any period of time such Option may not exercised pursuant to this Section 4(b), such extension not to exceed ten years in the aggregate.

Section 5.                                          Employee’s Representations; Investment Intention.  The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered unless the provisions of the related Subscription Agreement shall have been complied with or have expired.

Section 6.                                          Change in Control.

(a)                                                 Vesting and Cancellation.

(i)                        In the event of a Change in Control, all then-outstanding unvested Options shall automatically vest in full such that all Options outstanding under this Agreement shall, immediately prior to the effective date of the Change in Control, be fully vested and exercisable.  Except as otherwise provided in Section 6(b) and Section 6(c), upon the Change in Control, all Options then outstanding under this Agreement shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(ii)                     If (x) the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee with Good Reason and (y) (A) as of the effective date of such termination the Company is a party to an agreement that, if consummated, would result in a Change in Control or (B) the Employee reasonably demonstrates that such termination was in connection with or in contemplation of the Company’s negotiation of such an agreement, and, in each case such Change in Control is consummated, then the Company shall make a cash payment to the Employee equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by any Options forfeited by reason of the Employee’s termination of employment over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                                 Alternative Award.  Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan; provided, however, that any such Alternative Award shall be fully vested at the time it is awarded to the Employee.

(c)                                                  Limitation of Benefits.

(i)                        Except as set forth in Section 6(c)(ii), if, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6(a) or Section 6(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under Section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits such Employee would otherwise receive under Section 6(a) or Section 6(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Employee shall have no further rights or claims with respect thereto.  If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis by more than 5 percent, the Company will use its commercially reasonable best efforts to seek the approval of the Company’s shareholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(c)); provided, however, that if the Company seeks such approval on behalf of the Employee, the Company’s request for the approval of such payments to the Employee shall be submitted to the shareholders on a single slate with all other persons for whom such approval is being sought, and not individually.  This Section 6(c) shall cease to apply if the stock of the Company or any direct or indirect parent or subsidiary of the Company becomes readily tradable on an established securities market or otherwise within the meaning of 26 CFR 1.280G-1, Q/A-6.

(ii)                     Section 6(c)(i) shall only be applied to the Employee if doing so places the Employee in a more favorable position, determined after payment of all taxes, including without limitation, the taxes required under Section 4999 of the Code, than if Section 6(c)(i) were not applied.

(iii)                  This Section 6(c) shall, as applied to the Employee, supersede Section 7.3 of the Plan.

Section 7.                                          Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Cause” has the meaning given in the Employment Agreement.

“Covered Options” has the meaning given in Section 3(b).

“Determination Date” means the effective date of the Employee’s termination of employment.

“Employee” means the grantee of the Options whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Employment Agreement” means that certain Employment Agreement, dated as of June 14, 2013, by and between the Company and the Employee.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

Section 8.                                          Miscellaneous.

(a)                                                 Withholding.  The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise, settlement or purchase of the Options.

(b)                                                 Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)                                                  No Rights as Stockholder; No Voting Rights.  The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.  Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such Shares until such time as specified in the Subscription Agreement.

(d)                                                 No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)                                                  Non-Transferability of Options.  The Options may be exercised only by the Employee.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)                                                   Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)                        if to the Company, to it at:

ServiceMaster Global Holdings, Inc.
c/o The ServiceMaster Company
860 Ridge Lake Boulevard
Memphis, Tennessee  38120
Attention: General Counsel
Fax: (901) 597-8025

with copies (which shall not constitute notice) to the Persons listed in clause (iii) below);

(ii)                     if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee;

(iii)                  copies of any notice or other communication given under this Agreement shall also be given to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, New York 10152
Attention:  David Wasserman
Fax: (212) 893-7061

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  John M. Allen
Fax:  (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)                                                  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)                                                 Waiver; Amendment.

(i)                        Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                     Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)                                                     Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)                                                    Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k)                                                 Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(k).

(l)                                                     Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)                                             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE EMPLOYEE:

Robert J. Gillette

Address of the Employee:

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
[•] Shares	$	[•]